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                                                                    EXHIBIT 23.1



Consent of Independent Certified Public Accountants



The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 16, 1999, relating to the consolidated financial statements and schedules of The Source Information Management Company appearing in the Company's Annual Report on Form 10KSB/A for the year ended January 31, 1999.

We also consent to the reference to use under the caption "Experts" in the Prospectus.



                                                /s/ BDO Seidman, LLP

St. Louis, Missouri
March 3, 2000

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